EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2005

OPERATIONAL PERFORMANCE

HOUSTON, July 1, 2005 - Continental Airlines (NYSE: CAL) today reported a June consolidated (mainline plus regional) load factor of 82.2 percent, 0.3 points above last year's June consolidated load factor. The carrier reported a mainline load factor of 82.9 percent, 0.5 points above last year's June mainline load factor and a domestic mainline load factor of 84.7 percent, 2.1 points above June 2004. All three were operational records for June. In addition, the airline had an international mainline June load factor of 80.8 percent, 1.4 points below June 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 79.0 percent and a systemwide mainline completion factor of 99.8 percent.

In June 2005, Continental flew 7.2 billion consolidated revenue passenger miles (RPMs) and 8.8 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 7.6 percent and a capacity increase of 7.2 percent as compared to June 2004. In June 2005, Continental flew 6.4 billion mainline RPMs and 7.7 billion mainline ASMs, resulting in a mainline traffic increase of 6.4 percent and a mainline capacity increase of 5.7 percent as compared to June 2004. Domestic mainline traffic was 3.6 billion RPMs in June 2005, up 3.7 percent from June 2004, and domestic mainline capacity was 4.2 billion ASMs, up 1.1 percent from June 2004.

For the month of June 2005, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 6.0 and 7.0 percent compared to June 2004. For May 2005, consolidated passenger RASM increased 9.0 percent compared to May 2004 and mainline passenger RASM increased 9.5 percent from May 2004.

Continental ended the second quarter with unrestricted cash and short-term investments in excess of $2.0 billion.

Continental's regional operations (Continental Express) had a June load factor of 76.7 percent, 0.3 points below last year's June load factor. Regional RPMs were 806.3 million and regional ASMs were 1,051.5 million in June 2005, resulting in a traffic increase of 18.5 percent and a capacity increase of 19.0 percent versus June 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 130 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 56 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit www.continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that we will be able to obtain the needed pay and benefit reductions from our flight attendants or that the ratified agreements with our pilots, mechanics, dispatchers and simulator engineers will enable us to achieve the cost reductions expected as a result of such agreements, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
JUNE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,565,956	3,438,729	3.7	Percent

International	2,858,443	2,600,583	9.9	Percent
Transatlantic	1,481,600	1,320,498	12.2	Percent
Latin America	768,681	760,696	1.0	Percent
Pacific	608,162	519,389	17.1	Percent

Mainline	6,424,399	6,039,312	6.4	Percent
Regional	806,259	680,388	18.5	Percent
Consolidated	7,230,658	6,719,700	7.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,208,875	4,163,258	1.1	Percent

International	3,536,226	3,162,830	11.8	Percent
Transatlantic	1,770,395	1,539,753	15.0	Percent
Latin America	1,015,910	1,001,672	1.4	Percent
Pacific	749,921	621,405	20.7	Percent

Mainline	7,745,101	7,326,088	5.7	Percent
Regional	1,051,453	883,366	19.0	Percent
Consolidated	8,796,554	8,209,454	7.2	Percent
PASSENGER LOAD FACTOR
Domestic	84.7 Percent	82.6 Percent	2.1	Points

International	80.8 Percent	82.2 Percent	(1.4)	Points
Transatlantic	83.7 Percent	85.8 Percent	(2.1)	Points
Latin America	75.7 Percent	75.9 Percent	(0.2)	Points
Pacific	81.1 Percent	83.6 Percent	(2.5)	Points

Mainline	82.9 Percent	82.4 Percent	0.5	Points
Regional	76.7 Percent	77.0 Percent	(0.3)	Points
Consolidated	82.2 Percent	81.9 Percent	0.3	Points
ONBOARD PASSENGERS
Mainline	3,984,060	3,872,263	2.9	Percent
Regional	1,448,409	1,259,193	15.0	Percent
Consolidated	5,432,469	5,131,456	5.9	Percent
CARGO REVENUE TON MILES (000)
Total	79,499	80,137	(0.8)	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	19,337,556	18,429,465	4.9	Percent

International	14,867,590	13,114,436	13.4	Percent
Transatlantic	7,009,139	5,947,637	17.8	Percent
Latin America	4,666,360	4,307,414	8.3	Percent
Pacific	3,192,091	2,859,385	11.6	Percent

Mainline	34,205,146	31,543,901	8.4	Percent
Regional	4,198,312	3,447,935	21.8	Percent
Consolidated	38,403,458	34,991,836	9.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	24,065,952	24,497,953	(1.8)	Percent

International	19,235,379	17,329,588	11.0	Percent
Transatlantic	8,847,184	7,617,610	16.1	Percent
Latin America	6,173,000	6,002,964	2.8	Percent
Pacific	4,215,195	3,709,014	13.6	Percent

Mainline	43,301,331	41,827,541	3.5	Percent
Regional	5,766,178	5,002,519	15.3	Percent
Consolidated	49,067,509	46,830,060	4.8	Percent
PASSENGER LOAD FACTOR
Domestic	80.4 Percent	75.2 Percent	5.2	Points

International	77.3 Percent	75.7 Percent	1.6	Points
Transatlantic	79.2 Percent	78.1 Percent	1.1	Points
Latin America	75.6 Percent	71.8 Percent	3.8	Points
Pacific	75.7 Percent	77.1 Percent	(1.4)	Points

Mainline	79.0 Percent	75.4 Percent	3.6	Points
Regional	72.8 Percent	68.9 Percent	3.9	Points
Consolidated	78.3 Percent	74.7 Percent	3.6	Points
ONBOARD PASSENGERS
Mainline	22,063,875	20,937,099	5.4	Percent
Regional	7,598,354	6,430,587	18.2	Percent
Consolidated	29,662,229	27,367,686	8.4	Percent
CARGO REVENUE TON MILES (000)
Total	498,280	498,865	(0.1)	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2005	2004	Change
On-Time Performance [1]	79.0%	68.1%	10.9	Points
Completion Factor [2]	99.8%	99.8%	-	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	78.5%	77.1%	1.4	Points
Completion Factor [2]	99.6%	99.6%	-	Points
May 2005 consolidated breakeven load factor [3]			78.6	Percent
May 2005 year-over-year consolidated RASM change			9.0	Percent
May 2005 year-over-year mainline RASM change			9.5	Percent
June 2005 estimated year-over-year consolidated RASM change			6.0-7.0	Percent
June 2005 estimated year-over-year mainline RASM change			6.0-7.0	Percent
June 2005 estimated average price per gallon of fuel, including fuel taxes			1.66	Dollars
June 2005 estimated consolidated breakeven load factor [3]			74	Percent
June 2005 actual consolidated load factor [4]			82.2	Percent
July 2005 estimated consolidated breakeven load factor [3]			75	Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Includes Continental and Continental Express